Exhibit 99.1

Suite 2300, 1177 W. Hastings St. Vancouver, British Columbia CANADA V6E 2K3 TSX: KOR OTCQX: CORVF	Tel: (604) 638-3246 Fax: (604) 408-7499 info@corvusgold.com www.corvusgold.com

NR14-17	September 4, 2014

Corvus Gold Discovers New High-grade Gold & Silver Zone and Extends Yellowjacket Mineralization to the North and South, North Bullfrog Project, Nevada

Highlights Include:

NB-14-391	Josh Vein North: 18 metres @ 8.5 g/t Gold and 34 g/t Silver
NB-14-392	Josh Vein North: 9.3 metres @ 1.9 g/t Gold and 12 g/t Silver
&	New Rhyolite Zone: 11.3 metres @ 3.3 g/t Gold and 4 g/t Silver

Vancouver, B.C... Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, OTCQX: CORVF) announces the latest results from six holes of the 2014 Phase One drill campaign at the North Bullfrog Project in Nevada. Results include complete assays for hole NB-14-391, two additional holes from the northern extension of the Yellowjacket, and three holes from the southern portion of the West and Josh Vein (main vein). Significantly, a new zone of high-grade gold and silver was intersected to the east of the main Josh Vein, representing the potential for another parallel system. The Yellowjacket system is currently nearly a kilometre in strike length, 200 metres down dip and open in all directions.

The Phase Two 2014 drill campaign commenced September 3rd with an addition of a second core rig. The focus of drilling will continue to be at Yellowjacket, and will target:

•	The down dip extension of the main Josh Vein system
•	The northern and southern extensions along strike
•	Parallel high-grade veins like the West Vein and new Rhyolite Zone, as well as other untested parallel vein targets within the greater Yellowjacket system

Following the completion of the 2014 drill program, the Company anticipates issuing a resource update in Q1 2015 and a new Preliminary Economic Assessment (PEA) in Q2 2015.

New High-Grade Zone

Drill hole NB-14-392 intersected the Josh Vein and its surrounding stockwork and continued to test a parallel target to the east of the main vein zone called the Rhyolite Zone (referring to its host rock). The hole was successful in intersecting 11.3 metres @ 3.3 g/t gold and 4 g/t silver in this new zone. This intersection is a follow-up to the original discovery hole drilled last year (NB-13-352 with 2.4 metres @ 7.6 g/t gold and 6.9 g/t silver, see NR13-29, October 29, 2013) and confirms its strike and dip. The Rhyolite Zone dips to the east similar to the Liberator Zone (50 metres east) and potentially represents a new high-grade vein system similar to the West Vein discovery made earlier this year.

West Vein/Josh Vein Target Area (South)

Holes NB-14-387, 388 and 389 were drilled to test the southern limits of the West Vein/Josh Vein system (Table 1, Figure 1). Hole NB-14-387, returned 28 metres of 1 g/t gold and 6 g/t silver and expands the continuity of the Josh Vein 60 metres down dip from NB-12-184 (58 metres @ 1.7 g/t gold and 33 g/t silver, see NR13-03, January 22, 2013) and 50 metres south along strike from hole NB-14-389 (24.6 metres of 2.8 g/t gold and 13.7 g/t silver, see NR14-14, May 22, 2014). Between NB-14-389 and NB-14-387, the West Vein merges with the Josh Vein (Figure 1).

Corvus Gold Inc. NR14-17 Continued	- 2 -	September 4, 2014

Josh Vein (North)

Holes NB-14-390, 391 and 392 have been drilled on the northern extension of the Josh Vein (Figure 1). The final complete vein plus stockwork intercept for NB-14-391 returned 18 metres of 8.5 g/t gold and 34 g/t silver. Hole NB-14-392, which represents a 40 metre step out to the north from NB-14-391 encountered 9.3 metres of 1.9 g/t gold and 12 g/t silver in the Josh Vein. In hole NB-14-390 the Josh Vein zone is present as thin silver-rich quartz veining within highly altered host rock which limited main vein development and thus resulted in less mineralization due to a lack of vein density (Table 1).

Jeff Pontius, Corvus CEO, stated “These new results continue to illustrate the potential of the Yellowjacket system and its ability to grow. An important example of this growth potential is the high-grade mineralization within the new Rhyolite Zone and its similarity to initial holes in the West Vein discovery made earlier this year. The continued expansion of the Yellowjacket zone along strike and at depth highlights the so far unconstrained potential of this new Nevada high-grade discovery. Corvus’s ongoing exploration work is expanding the scope and size of the Yellowjacket Deposit, thereby potentially increasing the overall value of Corvus in the future.”

Table 1: Significant Intercepts* from 2014 Drilling at Yellowjacket

(Reported drill intercepts are not true widths. At this time, there is insufficient data with respect to the shape of the mineralization to calculate its true orientation in space.)

HoleID	From (m)	To (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comments
	153.3	170.2	17.0	0.8	4.4	JV HW Stockwork
NB-14-387	170.2	173.6	3.3	1.9	13.8	Josh Vein
	173.6	181.1	7.5	1.0	6.4	JV FW Stockwork
Az 90 incl -63			27.8	1.0	6.1	Vein + Stockwork
NB-14-388 Az 90 incl -75	No Significant Intercepts					Late fault cuts off vein
	142.0	153.2	11.2	1.1	4.8	WV HW Stockwork
NB-14-389	153.2	161.7	8.5	6.1	33.6	West Vein
	161.7	166.6	4.9	1.0	1.8	WV FW Stockwork
Az 58 incl -57			24.6	2.8	14.1	Vein + Stockwork
	130.8	147.0	16.2	0.58	1.72	Disseminated
	173.4	194.4	21.0	0.3	8.6	JV HW Stockwork
NB-14-390	194.4	198.4	4.0	0.2	7.8	Josh Vein
	198.4	216.5	18.1	0.2	12.9	JV FW Stockwork
			43.1	0.3	10.4	Vein + Stockwork
Az 90 incl -80	223.6	229.6	6.0	0.69	2.00	Disseminated
NB-14-391	117.4	142.6	25.2	3.8	22.4	JV HW Stockwork
Including	135.4	139.3	3.8	19.93	107.86	Vein in hangingwall
	142.6	151.0	8.4	17.3	66.3	Josh Vein
	151.0	156.3	5.3	0.7	5.8	JV FW Stockwork
			17.6	8.5	33.5	Vein + Stockwork
Az 90 incl -67	204.5	228.0	23.5	0.67	0.85	Disseminated
	211.8	218.1	6.2	0.8	7.9	JV HW Stockwork
NB-14-392	218.1	219.0	0.9	12.7	58.3	Josh Vein
	219.0	221.1	2.1	0.4	1.3	JV FW Stockwork
			9.3	1.9	11.5	Vein + Stockwork
Az 90 incl -45	251.1	262.4	11.3	3.32	4.14	Rhyolite Stockwork

*The veining and stockwork veining have been defined by geological observation of the percentage of veining in the interval, e.g. significant concentrations of veining in the immediate hangingwall and footwall of a significant vein. Outside of the immediate hangingwall and footwall zones a cutoff of 0.3g/t gold equivalent has been used assuming a 59:1 price ratio of gold to silver. Up to 2 metres of internal waste has been carried locally.

Corvus Gold Inc. NR14-17 Continued	- 3 -	September 4, 2014

0
100
200
metres
Projected Surface
Trace of Josh Vein
Liberator Fault
Gold Note Fault
West Vein
352
392
390
391
389
387
388
184
138
NE30
NE40
NE50
NE60

Figure 1: Location of 2014 drill holes at Yellowjacket. Assays from the holes indicated in fuscia are reported in this release. Black traces are from holes with pending assays. Holes are labeled with last 3 digits of name.

Yellowjacket Vein Exploration

The vein zone within the Yellowjacket at North Bullfrog is currently defined by the Josh Vein/West Vein structural zone on the west and the Liberator Fault to the east (Figure 1). The interaction of these two faults has created a large, highly broken, zone which contains several quartz veined structures, such as the Josh Vein, which is surrounded by broad zones of stockwork mineralization. The West Vein Zone discovered and delineated in the early 2014 drill program represents a new hanging wall zone west of the main Josh Vein Zone. Ongoing drilling is continuing to intersect new vein structures, such as the footwall Rhyolite Zone in NB-14-392, within and around the overall Yellowjacket Deposit. Drilling now indicates that previously defined northeast faults do not cut off the Josh Vein Zone going north or south, but actually appear to enhance it as a host for vein development and have therefore emerged as new exploration targets.

About the North Bullfrog Project, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 68 km² in southern Nevada. The property package is made up of a number of private mineral leases of patented federal mining claims and 758 federal unpatented mining claims. The Project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right.

Based upon a USD 1300 gold price and a silver to gold price ratio of 59:1, the North Bullfrog project currently has estimated mineral resources defined in six deposits: the structurally controlled Yellowjacket milling deposit and the oxidized disseminated heap leach Sierra Blanca, Jolly Jane, Air Track West, Connection and Mayflower deposits. The Yellowjacket vein-style deposit has an Indicated Mineral Resource of 3.69 Mt at an average grade of 1.03 g/t gold and 5.52 g/t silver for 122,000 contained ounces of gold and 654,000 ounces of silver and an Inferred Mineral Resource of 18.40 Mt with an average grade of 0.94 g/t gold and 6.16 g/t silver for 555,000 contained ounces of gold and 3.64M ounces of silver, both at a 0.29 g/t gold cutoff.

Corvus Gold Inc. NR14-17 Continued	- 4 -	September 4, 2014

The five oxidized disseminated heap leach deposits contain an Indicated Mineral Resource of 25.72 Mt at an average grade of 0.29 g/t gold for 240,000 contained ounces of gold and an Inferred Mineral Resource of 185.99 Mt at 0.19 g/t gold for 1,136,000 contained ounces of gold (both at a 0.13 g/t gold cut-off), with appreciable silver credits.

For full details with respect to the assumptions underlying the current resource estimate detailed herein, please review the Company’s latest NI 43-101 technical report entitled “Technical Report - The North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada” dated April 1, 2014 and available on SEDAR or at the Company’s website www.corvusgold.com.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101, has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein. Mr. Pontius is not independent of Corvus, as he is the CEO and holds common shares and incentive stock options.

The exploration work program at North Bullfrog was designed and supervised by Russell Myers (CPG 11433), President of Corvus, and Mark Reischman, Corvus Nevada Exploration Manager, who are responsible for all aspects of the work, including the quality control/quality assurance program. On-site personnel at the project log and track all samples prior to sealing and shipping. Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment. All resource sample shipments are sealed and shipped to ALS Minerals in Reno, Nevada, for preparation and then on to ALS Minerals in Reno, Nevada, or Vancouver, B.C., for assaying. ALS Minerals’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999. Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples. Finally, representative blind duplicate samples are forwarded to ALS Chemex and an ISO compliant third party laboratory for additional quality control.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration company, which is focused on advancing its 100% controlled Nevada, North Bullfrog project towards a potential development decision. In addition, the Company controls a number of other North American exploration properties representing a spectrum of gold, silver and copper projects.

On behalf of

Corvus Gold Inc.

(signed) Jeffrey A. Pontius

Jeffrey A. Pontius,

Chief Executive Officer

Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-888-770-7488 (toll free) or (604) 638-3246 /Fax: (604) 408-7499

Corvus Gold Inc. NR14-17 Continued	- 5 -	September 4, 2014

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the Company’s belief that it will issue a resource update in Q1 2015 and a new Preliminary Economic Assessment (PEA) in Q2 2015, the potential for the Rhyolite Zone to represent a new high-grade vein system similar to the West Vein, the Company’s belief that its ongoing exploration work is expanding, and will continue to expand the scope and size of the Yellowjacket Deposit and that such expansion has the potential to increasing the overall value of Corvus in the future, the potential to develop multiple Yellowjacket style high-grade zones, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the North Bullfrog project, the potential for any mining or production at North Bullfrog, the potential for the Company to secure or receive any royalties in the future, business and financing plans and business trends, are forward-looking statements. Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2013 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”). All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

Cautionary Note Regarding References to Resources and Reserves

National Instrument 43 101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the “CIM Standards”) as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”). Accordingly, the Company’s disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7. Without limiting the foregoing, while the terms “mineral resources”, “inferred mineral resources”, “indicated mineral resources” and “measured mineral resources” are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7. Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit amounts. The term “contained ounces” is not permitted under the rules of SEC Industry Guide 7. In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7. In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. U.S. investors are urged to consider closely the disclosure in the Company’s latest reports and registration statements filed with the SEC. Readers can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.